UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

October 25, 2007

Date of Report (date of earliest event reported)

ACTUATE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2207 Bridgepointe Parkway, Suite 500, San Mateo, CA 94404

(Address of principal executive offices, including zip code)

(650) 645-3000

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Pursuant to the Bylaws of Actuate Corporation (the “Company”), which provide for the indemnification of officers and directors to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended, the Company entered into a form of Indemnification Agreement with its current officers and directors. The new form of agreement will supersede and replace any existing indemnification agreement with current officers and directors.

The new form of Indemnification Agreement provides for contractual indemnification of an officer or director (the “Indemnitee”) to the extent such Indemnitee is or was threatened to be made a party in any litigation or other proceeding by virtue of the fact that such Indemnitee was serving as an officer, director or agent of the Company. The form of Indemnification Agreement includes other provisions that the Company believes are customary in these types of agreements such as providing for advancement of expenses under specified circumstances.

The above description does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is filed as Exhibit 9.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

9.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUATE CORPORATION
(Registrant)
Date: October 25, 2007
/s/ Daniel A. Gaudreau
Daniel A. Gaudreau
Chief Financial Officer and Senior Vice President, Operations